EXHIBIT 11.1

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1‑A, as it may be amended, of our Independent Auditor’s Report dated April 28, 2025 relating to the consolidated financial statements of aShareX Fine Art, LLC (the “Company”) as of December 31, 2024 and 2023, for the year ended December 31, 2024, and for the period from January 13, 2023 (inception) to December 31, 2023.

We consent to the use in the Offering Circular constituting a part of this Offering Statement on Form 1‑A, as it may be amended, of our Independent Auditor’s Report dated April 28, 2025 relating to each of the Company’s listed Series as of December 31, 2024 and 2023, for the year ended December 31, 2024, and for the period from January 13, 2023 (inception) to December 31, 2023.

/s/ Artesian CPA, LLC

Denver, CO

May 7, 2025

Artesian CPA, LLC

1624 Market Street, Suite 202 | Denver, CO 80202

p:  877.968.3330  f: 720.634.0905

info@ArtesianCPA.com | www.ArtesianCPA.com